UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2013

Date of Report

(Date of earliest event reported)

LIN Media LLC

(Exact name of registrant as specified in its governing document)

Delaware	001-36032	90-0935925
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

LIN Television Corporation

(Exact name of registrant as specified in its governing document)

Delaware	000-25206	13-3581627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One West Exchange Street, Suite 5A
Providence, Rhode Island  02903

(Address of principal executive offices and zip code)

(401) 454-2880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On September 27, 2013, LIN Media LLC and LIN Television Corporation (collectively, the “Company”) announced that Scott M. Blumenthal, Executive Vice President Television, will retire on December 31, 2013.  Effective January 1, 2014, Jay Howell, the Company’s current Vice President Regional Television has been named Mr. Blumenthal’s successor and will assume the position of Vice President Television.  In addition, Mr. Blumenthal will provide consulting services to the Company following his retirement.

(e)                                  On September 27, 2013, the Company entered into amended and restated employment agreements with each of Vincent L. Sadusky, Richard J. Schmaeling, Robert Richter and Denise M. Parent, to continue to serve in the positions of President and Chief Executive Officer, Senior Vice President Chief Financial Officer, Senior Vice President Digital and Senior Vice President Chief Legal Officer, General Counsel and Secretary, respectively (each, an “Employment Agreement” and collectively, the “Employment Agreements”).  The Employment Agreements supersede and replace the existing agreements with these executives and generally provide for similar terms.

The Employment Agreements provide that the employment term for Messrs. Sadusky, Schmaeling, Richter and Ms. Parent will continue unless terminated by the executive or the Company.  The executives are entitled to an annual base salary in the amount of $690,000, $383,000, $383,000 and $355,000 for Messrs. Sadusky, Schmaeling, Richter and Ms. Parent, respectively, in each case subject to annual review and upward (but not downward) adjustment and are also eligible to earn an annual bonus, consisting of a target discretionary performance bonus and a target budget-based objective performance bonus as follows:  $735,000 for Mr. Sadusky, $198,000 for Mr. Schmaeling, $255,000 for Mr. Richter and $192,000 for Ms. Parent.  The actual amount of the bonus is calculated as described in more detail in the Employment Agreements.  Each of the executives is eligible to participate in employee benefit plans and programs on a similar basis as other senior executives of the Company.

If the executive’s employment is terminated by the Company “without cause” or by the executive for “good reason” as defined in the Employment Agreements, the executive is entitled to receive certain benefits. Generally, the executive will be entitled to receive as a severance payment an amount equal to their annual base salary plus a payment equal to the annual bonus they earned in the prior year and the Company will also pay the employer’s portion of their health and dental insurance premiums for twelve months.  In the event of a termination in connection with a change in control of the Company, the executive is entitled to receive a severance payment of two times the amount equal to their annual base salary plus two times the amount of the annual bonus they earned in the prior year and a continuation of health and welfare benefits for a period of twenty four months.

The Employment Agreements also include non-competition and non-solicitation provisions that are in effect during the term of the Employment Agreements and for one year thereafter.

The foregoing description of certain terms and conditions of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits hereto and incorporated herein by reference.

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Item 8.01.                                        Other Events.

On September 27, 2013, LIN Media LLC issued a press release announcing Mr. Blumenthal’s retirement.   A copy of the press release is attached hereto as Exhibit 99.1.

In connection with opening a new office in downtown Austin, Texas which services the LIN Digital business and certain corporate functions, effective as of October 1, 2013 the Company’s principal executive offices will be 701 Brazos Street, Suite 800, Austin, Texas 78701.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

10.1                        Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Vincent L. Sadusky.

10.2                        Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Richard J. Schmaeling.

10.3                        Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Robert S. Richter.

10.4                        Amended and Restated Employment Agreement, dated September 27, 2013, among LIN Media LLC, LIN Television Corporation and Denise M. Parent.

99.1                        Press Release, dated September 27, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2013
LIN MEDIA LLC

	By:	/s/ Nicholas N. Mohamed
Name: Nicholas N. Mohamed
Title: Vice President Controller

Date: September 27, 2013
LIN TELEVISION CORPORATION

	By:	/s/ Nicholas N. Mohamed
Name: Nicholas N. Mohamed
Title: Vice President Controller

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